UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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Gateway International Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

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Gateway International Holdings, Inc.
2672 Dow Avenue
Tustin, CA  92780

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 25, 2009

TO OUR SHAREHOLDERS:

You are cordially invited to attend the Annual Meeting of the Shareholders of Gateway International Holdings, Inc. (the “Company”) to be held on Wednesday, March 25, 2009, at 10:00 AM, Pacific Standard Time, at the Company’s corporate headquarters at 2672 Dow Avenue, Tustin, California, 92780, to discuss the following proposals which have already been approved by a majority of the Company’s shareholders, as described in the accompanying Information Statement:

1.	To elect three (3) directors to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified;

2.	To approve an amendment to the Company’s Articles of Incorporation to change the Company’s name to M Line Holdings, Inc.;

3.	To ratify the appointment of McKennon Wilson & Morgan LLP, as independent auditors of the Company for the fiscal year ending June 30, 2009, or until new auditors are appointed; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Information Statement accompanying this Notice.  The Board of Directors has fixed the close of business on February 10, 2009, as the record date for Shareholders entitled to notice of this meeting and any adjournments thereof.  Copies of this Information Statement are first being sent on or before February 20, 2009 to the holders of record on February 10, 2009 of the outstanding shares of the Company’s common stock.

By Order of the Board of Directors

George Colin, Chief Executive Officer

[_____________], 2009
Tustin, California

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to the Company’s stockholders by the Board of Directors to notify them about action that the holders of a majority of the Company’s outstanding voting stock have taken by written consent, in lieu of a special meeting of the stockholders.  The action was taken on February 10, 2009.

Copies of this Information Statement are first being sent on or before February 20, 2009 to the holders of record on February 10, 2009 of the outstanding shares of the Company’s common stock.

General Information

Stockholders of the Company owning a majority of the Company’s outstanding voting stock have approved the following actions (the “Actions”) by written consent dated February 10, 2009, in lieu of a special meeting of the stockholders:

1.	To elect three (3) directors to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified;

2.	To approve an amendment to the Company’s Articles of Incorporation to change the Company’s name to M Line Holdings, Inc.;

3.	To ratify the appointment of McKennon Wilson & Morgan LLP, as independent auditors of the Company for the fiscal year ending June 30, 2009, or until new auditors are appointed; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Company anticipates that the action contemplated herein will be effected on or about the open of business on March 25, 2009.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the Nevada Revised Statutes (“NRS”) are afforded to the Company’s stockholders as a result of the approval of the Actions.

Vote Required

The vote which was required to approve the above Actions was the affirmative vote of the holders of a majority of the Company’s voting stock.  Each holder of common stock is entitled to one (1) vote for each share of common stock held.  For the purposes of this calculation, the Company’s outstanding common shares will include any outstanding common stock equivalents such as unexercised warrants, options and convertible securities.

The record date for purposes of determining the number of outstanding shares of voting stock of the Company, and for determining stockholders entitled to vote, was the close of business on February 10, 2009 (the “Record Date”).  As of the Record Date, the Company has common stock as it’s only issued and outstanding class of voting stock.  As of the Record Date, the Company had 27,611,956 shares of common stock outstanding.  Holders of the common stock have no preemptive rights.  All outstanding shares are fully paid and nonassessable.  The transfer agent for the common stock is Integrity Stock Transfer, 3265 E. Warm Springs Rd., Las Vegas, NV 89120, telephone no.: (702) 317-7757.

Vote Obtained - Section 78.320 Nevada Revised Statutes

NRS 78.320 provides that the written consent of the holders of the outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting.

In order to eliminate the costs and management time involved in soliciting and obtaining proxies to approve the Actions and in order to effectuate the Actions as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company.  The consenting shareholders and their respective approximate ownership percentage of the voting stock of the Company, which total in the aggregate 51% of the outstanding voting stock, are as follows:  Money Line Capital, Inc., a California corporation (13,381,334 shares, equaling 48% of the voting shares of the Company, which includes 1,130,000 shares controlled via irrevocable proxy); George Colin (690,000 shares, 2%); and Jitu Banker (300,000 shares, 1%).

Pursuant to NRS 78.370, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action.  This Information Statement is intended to provide such notice.

Change in Control of the Company

Pursuant to Item 6(e) of Schedule 14A of the Securities Exchange Act of 1934, as amended, the Company has experienced a change of control since the beginning of its last fiscal year.  On December 8, 2008, three of the Company’s affiliate-shareholders, namely, Timothy D. Consalvi, the Company’s Chief Executive Officer and Director, Joseph Gledhill, an Executive Vice President, Director and 10% shareholder, and Lawrence A. Consalvi, a former officer and Director, and a 10% shareholder, entered into a Stock Purchase Agreement (the “Agreement”) with Money Line Capital, Inc., a California corporation (“MLCI”), under which MLCI agreed to purchase an aggregate of 11,850,000 shares of the Company’s common stock from these shareholders.  These shares represent approximately 43% of the Company’s outstanding common stock.  The transaction closed December 9, 2008.  In conjunction with this transaction, George Colin and Jitu Banker were appointed to the Company’s Board of Directors, effective January 28, 2009.  Timothy D. Consalvi and Joseph Gledhill have submitted their resignations from the Board to the Board of Directors, effective upon acceptance by the Board of Directors, which will take place immediately prior to the annual meeting of shareholders of the Company being held on March 25, 2009, at 10 a.m.

ACTION ONE
ELECTION OF DIRECTORS

Directors are normally elected by the shareholders at each annual meeting to hold office until their respective successors are elected and qualified, and need not be shareholders of the Company or residents of the State of Nevada.  Directors may receive compensation for their services as determined by the Board of Directors.  See “Compensation of Directors.”  The number of Directors as set by the Company’s Bylaws shall be no less than one (1) nor more than seven (7).  Presently, the Board consists of five (5) members, namely, Timothy D. Consalvi, Joseph Gledhill, Stephen Kasprisin, George Colin and Jitu Banker.

On December 8, 2008, three of the Company’s affiliate-shareholders, namely, Timothy D. Consalvi, the Company’s Chief Executive Officer and Director, Joseph Gledhill, an Executive Vice President, Director and 10% shareholder, and Lawrence A. Consalvi, a former officer and Director, and a 10% shareholder, entered into the Agreement with MLCI, under which MLCI agreed to purchase an aggregate of 11,850,000 shares of the Company’s common stock from these shareholders.  These shares represent approximately 43% of the Company’s outstanding common stock.  The transaction closed December 9, 2008.  In conjunction with this transaction, George Colin and Jitu Banker were appointed to the Company’s Board of Directors, effective January 28, 2009.  Timothy D. Consalvi and Joseph Gledhill have submitted their resignations from the Board of Directors to the Board of Directors, effective upon acceptance by the Board of Directors, which will take place immediately prior to the annual meeting of shareholders of the Company being held on March 25, 2009, at 10 a.m.

Voting for the election of directors is non-cumulative, which means that a simple majority of the shares voting may elect all of the directors.  Each share of common stock is entitled to one (1) vote and, therefore, has a number of votes equal to the number of authorized directors.

Although the Company’s management expects that each of the following nominees will be available to serve as a director, in the event that any of them should become unavailable prior to the closing of the transactions contemplated by the Agreement, a replacement will be appointed by a majority of the then-existing Board of Directors.  Management has no reason to believe that any of its nominees, if elected, will be unavailable to serve.  All nominees are expected to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Nominees For Election As Director

The following table sets forth certain information with respect to persons nominated by the Board of Directors of the Company for election as Directors of the Company and who will be elected following the annual shareholders meeting:

Name	Age	Position(s)

George Colin	76	Director, Chief Executive Officer

Stephen M. Kasprisin	53	Part Time Chief Financial Officer, Secretary and Director

Jitu Banker	69	Director

George Colin has served as one of the Company’s directors since January, 2009.  Since 1994 Mr. Colin has been an independent consultant for numerous businesses regarding general business decisions and investment decisions.  From 1976 to 1994, Mr. Colin was the Chief Executive Officer and majority shareholder of Odyssey Systems.  In this role he managed all aspects of the business, which manufactured and supplied swimming pool equipment.  Mr. Colin also served as a lieutenant in the U.S. Navy.  Mr. Colin received NROTC officer training at Villanova University and obtained a BSCE in 1955.

Stephen M. Kasprisin has served as one of the Company’s directors since November, 2006. Mr. Kasprisin joined the Company in November, 2006, as the Company’s Chief Financial Officer, a position he held until he resigned in October, 2007. In April 2008, Mr. Kasprisin agreed to serve as the Company’s part time, interim Chief Financial Officer until the Company is able to hire a new, full-time, Chief Financial Officer. From 2003 to 2006, Mr. Kasprisin served as the Chief Operating Officer and Chief Financial Officer of Naturade, Inc., Irvine, California, a publicly-held distributor of nutritional supplements. Mr. Kasprisin was responsible for the Company’s finance, investor relations, warehousing, purchasing, management information systems and human resources. While at Naturade, Mr. Kasprisin oversaw the reduction of operating losses from $1.8 million to less than $150,000, developed inventory control processes, developed financial and regulatory reporting systems and executed a debt and equity restructuring. Mr. Kasprisin was a director of Naturade, Inc. from 2005 until he resigned in 2006. On August 31, 2006, several months after Mr. Kasprisin left his positions with Naturade, Inc., the company filed a voluntary petition for protection and reorganization under Chapter 11 of the Bankruptcy Code in Bankruptcy Court. From 2001 to 2006, Mr. Kasprisin founded and served as a principal and director of Cerius Consulting, located in Irvine, California, a middle market interim management and management consulting firm providing interim and full time executive services focused on financial and operational teams to support development and execution of strategic and tactical business plans. Mr. Kasprisin received his certification as a public accountant from the State of Ohio in 1978, is a member of the American Institute of Certified Public Accountants and the Ohio Society of Certified Public Accountants. Mr. Kasprisin also serves on the board of the Tustin Community Bank, Inc. (2002-present) and Cerius Interim Solutions, Inc. (2001-present).

Jitu Banker has served as one of the Company’s directors since January, 2009.  Mr. Banker is currently the President and Chief Financial Officer of Money Line Capital, Inc., the Company’s largest shareholder.  Since 1990, Mr. Banker has also been the owner of Banker & Co., a company specializing in tax, accounting, Internal Revenue Service audits, and other related services.  From 2004 to 2006, Mr. Banker was one of the Company’s Directors and the Company’s Chief Financial Officer.  Mr. Banker has a Bachelor of Arts in Accounting with Economics and is a member of the Institute of Chartered Accountants in England and Wales, the Institute of Management Accountants in London, England, and the American Institute of Certified Public Accountants.

Historical Compensation of Directors

Other than as set forth herein and the 25,000 shares of the Company’s common stock that Mr. Kasprisin receives annually, no compensation has been given to any of the directors, although they may be reimbursed for any pre-approved out-of-pocket expenses.  All of the directors are compensated by the Company for other positions they hold with the Company, but not for their role as a director.

Board Meetings and Committees

During the fiscal year ended June 30, 2008, the Board of Directors met on a regular basis and took written action on numerous other occasions.  All the members of the Board attended the meetings.  The written actions were by unanimous consent

ACTION TWO
AMENDMENT TO EFFECTUATE NAME CHANGE

General

On February 10, 2009, the Board of Directors of the Company approved, declared it advisable and in the Company’s best interest, and directed that there be submitted to the holders of a majority of the Company’s common stock for approval, the prospective amendment to the Company’s Articles of Incorporation to change the name of the Company to M Line Holdings, Inc. (the “Name Change Amendment”).  On February 10, 2009, stockholders of the Company, owning a majority of the Company’s outstanding voting stock (the “Majority Stockholders”), approved the Name Change Amendment by written consent, in lieu of a special meeting of the stockholders.

The Board of Directors of the Company and the Majority Stockholders believe that it is advisable and in the Company’s best interests to authorize and approve the Name Change Amendment in order to more accurately reflect potential changes in the Company’s business focus.

The Name Change Amendment, a copy of which is attached to this Information Statement as Exhibit A, will be filed with the Nevada Secretary of State with an expected effective date of March 25, 2009.

ACTION THREE
RATIFICATION OF APPOINTMENT
OF INDEPENDENT AUDITORS

The Board of Directors has appointed McKennon Wilson & Morgan LLP to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2009, and sought ratification of such appointment by the Majority Stockholders, which was obtained on February 10, 2009.  McKennon Wilson & Morgan LLP audited the consolidated financial statements of the Company for the two fiscal years ended June 30, 2008 and June 30, 2007.

Representatives of McKennon Wilson & Morgan LLP are not expected to be present at the annual meeting, will not have an opportunity to make a statement, and will not be available to respond to appropriate questions.

Audit and Related Fees

During the year ended June 30, 2008, McKennon Wilson & Morgan LLP billed the Company $109,690 in fees for professional services for the audit of the Company’s financial statements and review of financial statements included in the Company’s Form 10-Q’s, as applicable.  During the year ended June 30, 2007, McKennon Wilson & Morgan LLP billed the Company $120,000 in fees for professional services for the audit of the Company’s financial statements.

Tax Fees

During the year ended June 30, 2008, McKennon Wilson & Morgan LLP billed the Company $17,625 for professional services for tax preparation.  During the year ended June 30, 2007, McKennon Wilson & Morgan LLP billed the Company $15,750 for professional services for tax preparation.

All Other Fees

During the year ended June 30, 2008, McKennon Wilson & Morgan LLP did not bill the Company any amounts for any other fees.  During the year ended June 30, 2007, McKennon Wilson & Morgan LLP did not bill the Company any amounts for any other fees.

Of the fees described above for the year ended June 30, 2008, 100% were approved by the entire Board of Directors.

OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the Record Date, certain information with respect to the Company’s equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company’s outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Title of Class	Name and Address of Beneficial Owner (2)	Nature of Beneficial Ownership	Amount		Percent of Class (1)

Common Stock	Timothy D. Consalvi (3)	Director	150,000	(4)	>1%
Common Stock	Joseph Gledhill (3)	Executive VP and Director	500,000		1.8%
Common Stock	Stephen M. Kasprisin (3)	CFO, Secretary and Director	50,000	(5)	>1%
Common Stock	George Colin (3) (6)	CEO and Director	690,000		2.5%
Common Stock	Jitu Banker (3) (6)	Director	300,000		1.0%
Common Stock	Money Line Capital, Inc.	10% Owner	13,381,334	(7)	48.5%
Common Stock	All Directors and Officers As a Group (5 persons)		1,690,000		6.1%

(1)
Based on 27,611,956 shares outstanding as of February 10, 2009. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for the purposes of computing the percentage of any other person.

(2)	Unless indicated otherwise, the address of the shareholder is c/o Gateway International Holdings, Inc., 2672 Dow Avenue, Tustin, California 92780.

(3)	Indicates an officer and/or director of the Company

(4)	Includes shares held in the name of Kathy Consalvi, the wife of Timothy D. Consalvi.

(5)
Pursuant to a stock purchase agreement dated January 31, 2009, MLCI, our largest shareholder, has agreed to purchase the 50,000 shares from Kasprisin for $0.20 per share; however, this transaction has not closed.

(6)	Mr. Colin and Mr. Banker are principals in Money Line Capital, Inc., the Company’s largest shareholder, but disclaim beneficial ownership of shares held by Money Line Capital, Inc.

(7)	Includes 1,130,000 shares controlled via irrevocable proxy.

The Company is not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above.  There are no classes of stock other than common stock issued or outstanding.

Change in Control

On December 8, 2008, three of the Company’s affiliate-shareholders, namely, Timothy D. Consalvi, the Company’s Chief Executive Officer and Director, Joseph Gledhill, an Executive Vice President, Director and 10% shareholder, and Lawrence A. Consalvi, a former officer and Director, and a 10% shareholder, entered into Agreement with MLCI, under which MLCI agreed to purchase an aggregate of 11,850,000 shares of the Company’s common stock from these shareholders.  These shares represent approximately 43% of the Company’s outstanding common stock.  The transaction closed December 9, 2008.  In conjunction with this transaction, George Colin and Jitu Banker were appointed to the Company’s Board of Directors, effective January 28, 2009.  Timothy D. Consalvi and Joseph Gledhill have submitted their resignations from the Board of Directors to the Board of Directors, effective upon acceptance by the Board of Directors, which will take place immediately prior to the annual meeting of shareholders of the Company being held on March 25, 2009, at 10 a.m.

Transactions with Related Persons, Promoters and Certain Control Persons

Employment Contracts

The employment agreements entered into with each of the Company’s principal executives provide for participation of the employee in any tax-qualified and nonqualified deferred compensation and retirement plans, group term life insurance plans, short-term and long-term disability plans, employee benefit plans, practices, and programs maintained or to be established by us and made available to similarly situated executives generally.

Agreement with Timothy D. Consalvi. In connection with the Company’s acquisition of All American from its sole shareholders in September, 2004, Timothy and Kathy Consalvi, All American entered into an employment agreement with Mr. Consalvi to serve as the President of All American at a compensation rate of $168,000 per annum. The initial term of this employment agreement was for one year commencing on October 1, 2004, and with automatic renewals for successive one year terms unless earlier terminated by either party.  On February 1, 2007, the Company entered into a new employment agreement with Mr. Consalvi to serve as the Company’s President and Chief Executive Officer at an annual compensation rate of $260,000. The initial term of this employment agreement was for two years commencing February 1, 2007, with automatic renewals for successive two year terms unless terminated by either party. Pursuant to the transaction with Money Line Capital, Inc., which closed on December 9, 2008, Mr. Consalvi resigned as the Company’s Chief Executive Officer.  Pursuant to his resignation as the Company’s Chief Executive Officer, the Company agreed to pay Mr. Consalvi a severance payment equal to one year’s salary ($260,000), payable in two equal payments.  The first was paid in December 15, 2008, and the second payment was due on January 9, 2009.  On December 8, 2008, the Company entered into a new employment agreement with Mr. Consalvi to serve as the President of All American CNC Sales, Inc., one of the Company’s wholly-owned subsidiaries, at an annual compensation rate of $200,000. The initial term of this employment agreement is for one year commencing December 8, 2008, with automatic renewals for successive one year terms unless terminated by either party.  The employment agreement provides that Mr. Consalvi may be terminated for cause with no further compensation. If Mr. Consalvi is terminated without cause, he is entitled to a lump sum severance payment equal to 75% of his annual salary at the date of termination, and medical benefits for a period of nine months after termination. The agreement also provides that for a period of 12 months following termination of the employment agreement, Mr. Consalvi shall not (i) compete with respect to any services or products of the Company which are either offered or are being developed by the Company, (ii) attempt to influence any employee of the Company to leave the employ of the Company or to aid any competitor, customer or supplier to hire any employee of the Company, (iii) disclose any information about the Company’s affairs including trade secrets, know-how, customer lists, business plans, operational methods, policies, suppliers, customers or other such Company information, nor (iv) use or employ any of the Company’s information for his own benefit or in any way adverse to the Company’s interests. The agreement provides that the parties will arbitrate any disputes arising under the agreement. The agreement replaced Mr. Consalvi’s previous employment agreement  with the Company.

Agreement with Joseph T.W. Gledhill. On February 1, 2007, the Company entered into an employment agreement with Joseph T. W. Gledhill to serve as the Company’s Executive Vice President, and President of the Company’s wholly-owned subsidiary, Eran Engineering, Inc., at a compensation rate of $260,000 per annum. Effective January 24, 2009, by mutual agreement of Mr. Gledhill and the Company, Mr. Gledhill’s compensation rate was reduced to $210,000 per annum.  Mr. Gledhill’s compensation rate will be further reduced to $160,000 per annum, effective April 1, 2009.  The initial term of this employment agreement is for two years commencing February 1, 2007, with automatic renewals for successive two year terms unless terminated by either party. The employment agreement provides that Mr. Gledhill may be terminated for cause. If Mr. Gledhill is terminated without cause, he is entitled to a lump sum severance payment equal to twice his annual salary at the date of termination, and medical benefits for a period of 24 months after termination. The agreement also provides that for a period of 12 months following termination of the employment agreement, Mr. Gledhill shall not (i) compete with respect to any services or products of the Company which are either offered or are being developed by the Company, (ii) attempt to influence any employee of the Company to leave the employ of the Company or to aid any competitor, customer or supplier to hire any employee of the Company, (iii) disclose any information about the Company’s affairs including trade secrets, know-how, customer lists, business plans, operational methods, policies, suppliers, customers or other such Company information, nor (iv) use or employ any of the Company’s information for his own benefit or in any way adverse to the Company’s interests. The agreement provides that the parties will arbitrate any disputes arising under the agreement.

Agreement with Lawrence A. Consalvi. On February 1, 2007, the Company entered into an employment agreement with Lawrence A. Consalvi to serve as the Company’s Executive Vice President, and President of the Company’s wholly-owned subsidiary, E.M. Tool Company, Inc. (doing business as Elite Machine), at a compensation rate of $260,000 per annum. The initial term of this employment agreement is for two years commencing February 1, 2007, with automatic renewals for successive two year terms unless terminated by either party. The employment agreement provides that Mr. Consalvi may be terminated for cause. If Mr. Consalvi is terminated without cause, he is entitled to a lump sum severance payment equal to twice his annual salary at the date of termination, and medical benefits for a period of 24 months after termination. The agreement also provides that for a period of 12 months following termination of the employment agreement, Mr. Consalvi shall not (i) compete with respect to any services or products of the Company which are either offered or are being developed by the Company, (ii) attempt to influence any employee of the Company to leave the employ of the Company or to aid any competitor, customer or supplier to hire any employee of the Company, (iii) disclose any information about the Company’s affairs including trade secrets, know-how, customer lists, business plans, operational methods, policies, suppliers, customers or other such Company information, nor (iv) use or employ any of the Company’s information for his own benefit or in any way adverse to the Company’s interests. The agreement provides that the parties will arbitrate any disputes arising under the agreement.  Mr. Consalvi resigned, effective September 24, 2008.  Under the terms of his separation agreement, Mr. Consalvi returned 400,000 shares of the Company’s common stock to us for cancellation in order to repay certain obligations he owed us.  The shares were cancelled, effective October 6, 2008.  Mr. Consalvi continues to work with us selling CNC machines as an independent contractor.  The Company and Mr. Consalvi have been in discussions regarding Mr. Consalvi being hired as the President of Elite Machine, and, by mutual consent of the parties, cancelling all further severance payments owed to Mr. Consalvi.  However, at this time, no new agreement has been signed.

Agreement with Stephen M. Kasprisin. On November 13, 2006, the Company entered into an employment agreement with Stephen M. Kasprisin to serve as the Company’s Chief Financial Officer at a compensation rate of $200,000 per annum. The initial term of this employment agreement was for one year commencing on November 13, 2006, with automatic renewals for successive one year terms unless terminated by either party. Mr. Kasprisin resigned and terminated the agreement on October 14, 2007. The Company does not have an employment agreement with Mr. Kasprisin for serving as its interim Chief Financial Officer. However, the Company is compensating Mr. Kasprisin the following for serving as its interim Chief Financial Officer: i) $1,500, ii) 50,000 shares of the Company’s common stock payable upon the earlier of a “Change in Control” as defined in his fee agreement or upon resignation or termination of position as a member of Gateway’s Board of Directors, and iii) an additional 25,000 shares on April 1, 2009 should Mr. Kasprisin continue as a member of the Board of Directors on April 1, 2009 and 25,000 shares annually upon each subsequent April 1st that Kasprisin is a member of the Board of Directors.  Any earned shares are payable upon the earlier of a “Change in Control” as defined in his fee agreement or upon resignation or termination of position as member of Gateway’s Board of Directors subsequent to the award of additional shares.  Due to Money Line Capital’s principals’ ownership in the Company’s common stock, the Company considered the Money Line Capital, Inc. transaction a Change in Control transaction and issued Mr. Kasprisin 50,000 shares of the Company’s common stock on December 10, 2008].  Pursuant to a stock purchase agreement dated January 31, 2009, MLCI, our largest shareholder, has agreed to purchase the 50,000 shares from Kasprisin for $0.20 per share; however, this transaction has not closed.  Mr. Kasprisin also serves as the Company’s Secretary.

Agreement with James M. Cassidy. On April 2, 2007, the Company entered into an agreement with James M. Cassidy to serve as the Company’s General Counsel, at a compensation rate of $120,000 per annum. The initial term of this agreement was for one year commencing on April 2, 2007, with automatic renewals for successive one year terms unless terminated by either party. The agreement provides that Mr. Cassidy may be terminated for cause. If Mr. Cassidy was terminated without cause, he would be entitled to a termination payment equal to his monthly retainer at the date of termination for a period of three months. The agreement also provides that for a period of 12 months following termination of the employment agreement, Mr. Cassidy shall not (i) disclose any information about the affairs of the Company including trade secrets, know-how, customer lists, business plans, operational methods, policies, suppliers, customers or other such Company information, nor (ii) use or employ any such Company information for his own benefit or in any way adverse to the Company’s interests. The agreement provides that the parties will arbitrate any disputes arising under the agreement. On March 13, 2008, the Company terminated the agreement with Mr. Cassidy for cause.

Agreement with Lloyd Leavitt. In connection with the Company’s acquisition of Spacecraft Machine Products, Inc. from Lloyd Leavitt, III and the Leavitt Family Trust in January 2005, Spacecraft entered into an employment agreement with Lloyd Leavitt, III, to serve as its President at a compensation rate of $115,050 per annum. The initial term of this employment agreement was for one year commencing on January 31, 2005, with automatic one-year renewals unless earlier terminated by either party. In September 2005, the Company entered into a new employment agreement with Lloyd Leavitt to perform the duties as the Company’s Chief Financial Officer, the terms of which included the issuance of 300,000 restricted shares of the Company’s common stock. The shares were valued at $357,000 based on the common stock price at the date of the award. As a result of the closure of Spacecraft, Spacecraft’s employment agreement with Mr. Leavitt was terminated. On February 28, 2007, the Company negotiated the termination of Mr. Leavitt’s employment with us. Under the terms of the separation agreement, Mr. Leavitt was paid his base salary for a period of 6 months following termination.

Other Related Party Transactions

Patricia Consalvi Note. On March 1, 2007, the Company executed a promissory note in favor of Patricia Consalvi, the mother of Timothy D. Consalvi and Lawrence A. Consalvi, the Company’s President and Executive Vice President, respectively, for the principal sum of $100,000, with interest at a rate of 6% per annum payable in twenty-three (23) consecutive installments of $4,435 with a final payment of $4,360 on February 1, 2009. The proceeds of the note were used for working capital purposes. To date the Company has paid the note in accordance with its terms and $34,623 remained outstanding as of June 30, 2008.

Leavitt Family Trust Note. The Company currently has an unsecured note payable to a stockholder payable in monthly installments of $4,505 per month, non-interest bearing, including interest imputed at 12% per annum for financial statement purposes, in the aggregate amount of $139,641. As of June 30, 2008, $85,583 remained outstanding.

Joseph Gledhill Note. The Company has an unsecured note payable outstanding to Joseph T.W. Gledhill, one of the Company’s officers, directors and a stockholder, which was due January, 2008, with interest of 6% per annum, in the aggregate amount of $706,200. This loan from Mr. Gledhill was used for working capital requirements. This note was repaid in accordance with its terms with the final payment being paid in the quarter ended June 30, 2008.

Joseph Gledhill Note No. 2. The Company has a second unsecured note payable outstanding to Joseph T.W. Gledhill, one of the Company’s officers, directors and a stockholder, which is due January, 2009, with interest of 6% per annum, in the aggregate amount of $706,200. This note consolidated earlier promissory notes issued by us in favor of Mr. Gledhill. This loan from Mr. Gledhill was used for working capital requirements. This note is being repaid in accordance with its terms and $646,200 remained outstanding as of June 30, 2008.

Loan to Lawrence A. Consalvi.  In connection with the close of the Company’s financial statements for the period ended June 30, 2008, it was determined that prior to the filing of the Company’s Form 10 with the Securities and Exchange Commission on May 15, 2008, the Company paid Lawrence A. Consalvi, the Company’s then Chief Executive Officer, $81,000 for certain business expenses.  Due to the lack of documentation surrounding the nature of the expense Lawrence A. Consalvi agreed to reimburse us for this amount.  As a result, the Company has recorded a receivable due from Mr. Consalvi in the Company’s financial statements for year ended June 30, 2008.  In conjunction with us becoming subject to the reporting requirements of the Securities Exchange Act of 1934, the Company requested that Mr. Consalvi repay this amount or return 400,000 shares of the Company’s common stock.  On October 6, 2008, Mr. Consalvi returned 400,000 shares of common stock in exchange for the cancellation of amounts due to the Company.

The Company has a written policy that relates to the payment of expenses to officers and directors that requires all expenses paid to officers and directors must be signed off on the by the Company’s Chief Financial Officer.  The Company also has a written policy that any check payable to an officer or director, other than normal payroll checks, must have the signatures of two officers or directors.  Other than these two policies the Company does not have a written policy concerning the review, approval, or ratification of transactions with related persons.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

During the most recent fiscal year, to the Company’s knowledge, the following delinquencies occurred:

Name	No. of Late Reports	No. of Transactions Reported Late	No. of Failures to File
Timothy D. Consalvi	0	0	0
Joseph Gledhill	0	0	0
Lawrence A. Consalvi	0	0	0
Stephen M. Kasprisin	0	0	0

Audit Committee

The Company does not currently have an audit committee.

Executive Compensation

The following tables set forth certain information about compensation paid, earned or accrued for services by (i) the Company’s Chief Executive Officer and (ii) all other executive officers who earned in excess of $100,000 in the fiscal year ended June 30, 2008, 2007 and 2006 (“Named Executive Officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)		Total ($)

Timothy D. Consalvi	2008	260,000	51,250	-	-	-	-	21,772	(3)	333,022
President, Chief Executive Officer and Director	2007	260,000	-	-	-	-	-	10,864	(3)	270,864
	2006	148,923	-	-	-	-	-	4,463	(3)	153,386

Joseph Gledhill	2008	260,000	52,000	-	-	-	-	15,372	(4)	327,372
Executive Vice President	2007	260,000	-	-	-	-	-	16,327	(4)	276,327
and Director	2006	140,000	-	-	-	-	-	12,028	(4)	152,028

Lawrence A. Consalvi	2008	260,000	50,899					18,657	(5)	329,556
Executive Vice President	2007	260,000	-	-	-	-	-	15,629	(5)	275,629
and Director	2006	144,000	-	-	-	-	-	10,867	(5)	154,867

Stephen M. Kasprisin (1)	2008	65,154	-	-	-	-	-	3,128	(6)	68,282
Director and	2007	134,615	-	-	-	-	-	4,874	(6)	139,489
Interim Chief Financial Officer	2006	-	-	-	-	-	-	-		-

Lloyd Leavitt (2)	2008	-	-	-	-	-	-	-		-
Former Chief Financial Officer	2007	119,569	-	-	-	-	-	8,850	(7)	128,419
	2006	35,385	-	-	-	-	-	2,700	(7)	38,085

(1)
Stephen M. Kasprisin was hired on November 13, 2006 as Chief Financial Officer, and resigned on October 17, 2007. In April 2008, Mr. Kasprisin agreed to serve as the Company’s interim Chief Financial Officer.

(2)	Lloyd Leavitt joined the Company in January, 2005 through the acquisition of Spacecraft. Mr. Leavitt’s employment was terminated in February, 2007.

(3)	Includes vehicle reimbursements of $13,181, $8,156, and $2,579 in 2008, 2007 and 2006, respectively and medical and life insurance payments of $8,591, $2,708, and $1,884, for those same years.
(4)	Includes vehicle reimbursements of $15,372 and $13,180, and $9,886 in 2008, 2007 and 2006, respectively, and medical insurance payments of $3,147 and $2,142, in 2007 and 2006, respectively.
(5)
Includes vehicle reimbursements of $11,897, $12,921, and $8,983 in 2008, 2007, and 2006, respectively and medical and life insurance payments of $6,760, $2,708, and $1,884 in 2008, 2007 and 2006, respectively.  Mr. Consalvi resigned all positions with us and the Company’s subsidiaries, effective September 24, 2008.

(6)	Includes vehicle reimbursements of $1,500 and $2,400 in 2008 and 2007, respectively, and medical and life insurance payments of $1,628 and $2,474 in 2008 and 2007, respectively.
(7)	Includes vehicle reimbursements of $5,250 and $1,500 in 2007 and 2006 respectively and medical insurance payments of $3,600 and $1,200 in 2007 and 2006 respectively.

By order of the Board of Directors

/s/ George Colin
George Colin, Chief Executive Officer

February 12, 2009
Tustin, California

Exhibit A

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
GATEWAY INTERNATIONAL HOLDINGS, INC.

(Pursuant to NRS 78.385 and 78.390 – after issuance of stock)

The undersigned being the President and Secretary of Gateway International Holdings, Inc., a Nevada Corporation, hereby certifies that pursuant to Unanimous Written Consent of the Board of Directors of said Corporation on February 10, 2009, and pursuant to Majority Written Consent of the Shareholders of said Corporation on February 10, 2009, it was voted that this Certificate of Amendment of Articles of Incorporation authorizing a change of the Corporation’s name, be filed.

The effective date of this Amendment shall be March 25, 2009.

The undersigned certifies that the FIRST Article of the Articles of Incorporation, originally filed on September 24, 1997, and as amended, is amended to read as follows:

“The name of the Corporation is M Line Holdings, Inc.”

The undersigned hereby certifies that he has on this 12th day of February, 2009 executed this Certificate amending the Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

/s/ George Colin	/s/ Stephen Kasprisin
George Colin, Chief Executive Officer	Stephen Kasprisin, Secretary

A-1

CONSENT

The number of shares of the corporation outstanding and entitled to vote on this Certificate of Amendment to Articles of Incorporation is 27,611,956 shares of common stock; that the said Certificate of Amendment to Articles of Incorporation has been consented to and approved by a majority of all the Stockholders of stock outstanding and entitled to vote thereon.

The effective date of this Certificate shall be March 25, 2009.

/s/ George Colin
George Colin, Chief Executive Officer
Dated: February 12, 2009

A-2